Exhibit 10.4
SECOND AMENDMENT TO
COOPER INDUSTRIES, LTD.
AMENDED AND RESTATED
DIRECTORS’ RETAINER FEE STOCK PLAN
(April 1, 2003 Restatement)
WHEREAS, the Corporation maintains the Cooper Industries, Ltd. Amended and Restated Directors’ Retainer Fee Stock Plan (the “Plan”); and
WHEREAS, the Plan currently expires on April 30, 2008 and it is advisable to extend the term of the Plan;
RESOLVED, effective as of February 12, 2008, the second sentence in Section 14 of the Plan is hereby amended to read as follows:
“Unless terminated earlier pursuant to Section 15, the term of the Plan shall expire on April 30, 2016.”
Executed as of this 12th day of February 2008.

COOPER INDUSTRIES, LTD.

By:	/s/ James P. Williams
James P. Williams
Senior Vice President
Human Resources